UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2021

Tapestry, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2021, Tapestry, Inc. (the “Company”) entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $500,000,000 aggregate principal amount of 3.050% senior unsecured notes due 2032 (the “Notes”).  On December 1, 2021, the Notes were issued under an Indenture, dated as of December 1, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2021, with respect to the Notes (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee.

The Notes will bear interest at a rate of 3.050% per year.  Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2022.  The Notes will be unsecured, senior obligations and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, senior in right of payment to any of the Company’s future subordinated indebtedness, effectively subordinated in right of payment to any of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to any of the Company’s secured obligations, to the extent of the assets securing such obligations.

The Indenture contains covenants limiting the Company’s ability to: (1) create certain liens, (2) enter into certain sale and leaseback transactions and (3) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets.  These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-253071), which became immediately effective upon its filing with the SEC on February 12, 2021.  A preliminary Prospectus Supplement dated November 16, 2021 relating to the Notes was filed with the SEC on November 16, 2021, and a final Prospectus Supplement dated November 16, 2021 was filed with the SEC on November 18, 2021.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

The description of the Indenture in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Indenture.  Copies of the Base Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this report, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of December 1, 2021, between the Company and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of December 1, 2021, relating to the 3.050% senior unsecured notes due 2032, between the Company and U.S. Bank National Association, as trustee.
4.3	Form of 3.050% senior unsecured notes due 2032 (included in the First Supplemental Indenture filed as Exhibit 4.2 of this Current Report on Form 8-K).
5.1	Opinion of Venable LLP.
5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2021

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary